Exhibit 99.1

News Release

Contact: Brinlea Johnson or Allise Furlani Investor Relations The Blueshirt Group (212) 331-8424 or (212) 331-8433 brinlea@blueshirtgroup.com or allise@blueshirtgroup.com	For Release: Jan. 28, 2016 1:15 p.m. PST

Quantum Corporation Reports Fiscal Third Quarter 2016 Results

Record Scale-out Storage Revenue of $35.7 Million
GAAP Operating Profit of $2.0 Million
SAN JOSE, Calif. - Jan. 28, 2016 - Quantum Corp. (NYSE: QTM) today reported results for the fiscal third quarter 2016 ended Dec. 31, 2015.

Fiscal Third Quarter 2016 Results:
(All comparisons are relative to the fiscal third quarter 2015.)

•	Revenue was $128.0 million, driven by continued strength in scale-out storage offset by overall weakness in the general storage market and pricing environment of commodity tape media products.

•
Scale-out storage and related service revenue grew approximately $8.5 million to an all-time high of $35.7 million, a 31 percent increase, marking the 18th consecutive quarter of year-over-year growth.

•	Royalty revenue increased $0.6 million to $11.3 million.

•	Disk backup systems and related service revenue decreased to $19.6 million.

•	Branded tape automation and related service revenue decreased to $38.5 million, while OEM tape automation and related service revenue decreased to $12.7 million.

•	Devices and media revenue decreased to $10.2 million as a result of a $3.5 million decline in tape media revenue.

•	GAAP and non-GAAP operating income of $2.0 million and $7.2 million, respectively.

•	The GAAP net loss was $0.3 million, or $0.00 per diluted share.

•	The non-GAAP net income was $5.3 million, or $0.02 per diluted share.

“We are pleased with our overall results and the continued scale-out revenue growth this quarter, to a new record high, especially given the overall weakness in the broad storage market environment,” said Jon Gacek, president and CEO of Quantum. “In response to the market conditions, we also successfully implemented significant operational changes during the quarter that improved our profitability. For the quarter, our data protection revenue increased sequentially - with higher sales of both disk and tape automation products. In our scale-out storage solutions line, targeted at specialized workflows, we grew revenue 31 percent over the comparable quarter a year ago, even with no ‘mega deals’ above $1 million in the just-completed quarter. Excluding mega deals, scale-out storage revenue grew 48 percent and 49 percent, respectively, over the comparable three- and nine-month periods in the prior year.

“For the fourth quarter, we will continue to focus on growing our run-rate scale-out revenue driven by expanding our media and entertainment, surveillance and technical workflow opportunities, and we will continue to work to close the mega deals in our sales funnel. In addition, similar to the third quarter, we will actively manage tape media revenue based on the pricing environment and optimize our activity for profit. We will also continue to manage our spending and our investments to achieve the right balance across our financial objectives.”

The company also announced today that Linda Breard has resigned as senior vice president and chief financial officer of Quantum to pursue another opportunity. Chris Willis, vice president, Financial Planning and Analysis of Quantum, will serve as interim CFO while the company completes its search process for a permanent CFO.

Fiscal Fourth Quarter 2016 Outlook
Based on current market conditions, including tape media pricing dynamics and the difficulty in forecasting large and mega deals given their long sales cycles, Quantum provided the following guidance for the fiscal fourth quarter:

•	Revenue of $118 million to $122 million.

•	GAAP and non-GAAP gross margin of approximately 43-44 percent.

•	GAAP and non-GAAP operating expenses of approximately $50 million to $51 million and $48 million to $49 million, respectively.

•	Interest expense of $1.5 million and taxes of $400,000.

•	GAAP and non-GAAP earnings per share of ($0.01) to $0.00 and $0.00 to $0.01, respectively.

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Fiscal Third Quarter 2016 Business Highlights

•	Quantum purchased the remaining $83.7 million of aggregate principal amount of its convertible subordinated notes due November 2015, plus accrued interest, using

•	$16.3 million in restricted cash and $68.9 million of its revolving credit facility with Wells Fargo Capital Finance.

•
The company unveiled Xcellis™ workflow storage, Quantum’s next-generation, high-performance storage solution engineered to optimize demanding workflows, accelerate time to insight and empower organizations to drive greater success. The new solution addresses the explosive growth of unstructured data and the opportunity to capitalize on its strategic value by enabling users to share and leverage this data more quickly, easily and cost-effectively. Powered by Quantum StorNext® and its industry-leading streaming performance, Xcellis can be deployed as a standalone system or as the primary storage component within a multi-tier storage environment incorporating object storage, tape and cloud technologies.

•
Quantum extended its StorNext scale-out platform with the release of StorNext 5.3, providing a range of advanced data management capabilities for multi-tier storage and hybrid cloud environments. In addition to powering the company’s new Xcellis workflow storage solution, it also serves as the data management engine in Artico™, Quantum’s intelligent NAS archive appliance.

•
Quantum expanded its Q-Cloud® offerings with the launch of Q-Cloud Vault, a new service that enables users to take advantage of secure, low-cost public cloud storage for long-term retention of digital assets. Q-Cloud Vault is available for StorNext 5.3 users.

•
The company released StorNext Connect 1.1, a significantly enhanced version of its easy-to-use management tool that simplifies the installation, discovery, administration and monitoring of StorNext environments. StorNext Connect™ is the first product of its kind to integrate management and reporting of a multi-tier storage environment, including disk, tape, object storage and cloud resources.

•
Quantum added LTO-7 technology to its tiered storage portfolio, more than doubling the capacity over previous generations and enabling low-cost, energy-efficient and secure storage for protecting and retaining data.

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Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Jan. 28, 2016, at 2:00 p.m. PST to discuss its fiscal third quarter results. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: (719) 457-2083 (U.S. and International); access code: 4726503
Replay number: (719) 457-0820 (U.S. and International); access code: 4726503
Replay expiration: Tuesday, Feb. 2, 2016, at 5:00 p.m. PST
Webcast site: www.quantum.com/investors

About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.
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Quantum, the Quantum logo, Be Certain, Xcellis, Artico, Q-Cloud, StorNext and StorNext Connect are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) our focuses for the fourth quarter of this fiscal year, including growing our run-rate scale-out revenue, closing the mega deals in our sales funnel, managing our tape media revenue and managing our spending and investments; and ii) all of our statements under the heading “Fiscal Fourth Quarter 2016 Outlook” are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2015 and in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

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Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of Starboard Value LP, including their proxy solicitation. The Company has not incurred significant expenses in connection with such matters in historical periods and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Acquisition Expenses
The acquisition expenses were those expenses incurred to acquire Symform, Inc. (“Symform”) and are not part of Quantum’s future core operations.

Symform Expenses, Net
Quantum acquired a cloud storage services platform from Symform in July 2014. Symform revenue comprises revenue generated from the Symform cloud storage services platform. Symform expenses consist of costs related to running, maintaining and further developing the Symform cloud storage services platform as well as the costs of integrating Symform into Quantum’s business. Management believed that it was appropriate to exclude these amounts in fiscal 2015 in order to provide investors with a view of Quantum’s results consistent with how management viewed and ran the business. Beginning fiscal 2016, Symform has been fully integrated into our core operations and therefore, Symform revenue and expenses are no longer excluded from our results.

Loss on Debt Extinguishment
The loss on debt extinguishment relates to a specific debt repurchase action undertaken in October 2015. The loss is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the loss in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2015	March 31, 2015*
Assets
Current assets:
Cash and cash equivalents	$32,919	$67,948
Restricted cash	2,763	2,621
Accounts receivable	101,269	124,159
Manufacturing inventories	33,569	50,274
Service parts inventories	22,367	24,640
Other current assets	11,578	11,942
Total current assets	204,465	281,584
Long-term assets:
Property and equipment	13,893	14,653
Intangible assets	498	731
Goodwill	55,613	55,613
Other long-term assets	3,732	4,577
Total long-term assets	73,736	75,574
	$278,201	$357,158
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$41,666	$54,367
Accrued warranty	3,422	4,219
Deferred revenue, current	86,416	95,899
Accrued restructuring charges, current	1,757	3,855
Convertible subordinated debt, current	—	83,345
Accrued compensation	24,680	35,414
Other accrued liabilities	13,317	20,740
Total current liabilities	171,258	297,839
Long-term liabilities:
Deferred revenue, long-term	34,182	39,532
Accrued restructuring charges, long-term	831	991
Long-term debt	68,920	—
Convertible subordinated debt, long-term	69,138	68,793
Other long-term liabilities	10,738	10,441
Total long-term liabilities	183,809	119,757
Stockholders' deficit	(76,866)	(60,438)
	$278,201	$357,158

* Derived from the March 31, 2015 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue:
Product	$79,672	$92,166	$213,448	$257,576
Service	37,099	39,191	112,285	116,848
Royalty	11,277	10,706	30,196	30,873
Total revenue	128,048	142,063	355,929	405,297
Cost of revenue:
Product	56,323	59,772	156,360	170,273
Service	15,028	17,224	49,590	52,502
Total cost of revenue	71,351	76,996	205,950	222,775
Gross margin	56,697	65,067	149,979	182,522
Operating expenses:
Research and development	11,148	13,969	37,841	43,680
Sales and marketing	28,212	27,494	83,860	83,417
General and administrative	13,488	13,815	41,610	42,271
Restructuring charges	1,895	187	2,540	1,676
Total operating expenses	54,743	55,465	165,851	171,044
Gain on sale of assets	—	—	—	462
Income (loss) from operations	1,954	9,602	(15,872)	11,940
Other income and expense	(22)	125	406	215
Interest expense	(1,406)	(2,460)	(5,304)	(7,360)
Loss on debt extinguishment	(394)	—	(394)	—
Income (loss) before income taxes	132	7,267	(21,164)	4,795
Income tax provision	431	336	1,117	940
Net income (loss)	$(299)	$6,931	$(22,281)	$3,855

Basic net income (loss) per share	$ (0.00)	$0.03	$(0.09)	$0.02
Diluted net income (loss) per share	$ (0.00)	$0.03	$(0.09)	$0.01

Weighted average shares:
Basic	264,003	255,860	261,849	253,773
Diluted	264,003	302,855	261,849	257,807

Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$48	$160	$233	$753
Sales and marketing	—	—	—	2,784
	48	160	233	3,537
Share-based compensation:
Cost of revenue	313	362	1,006	1,109
Research and development	488	600	1,529	1,983
Sales and marketing	658	830	2,367	2,627
General and administrative	780	1,126	2,437	2,936
	2,239	2,918	7,339	8,655
Outsourcing transition costs:
Cost of revenue	—	—	—	126
	—	—	—	126
Proxy contest and related costs:
General and administrative	—	125	—	972
	—	125	—	972
Crossroads patent litigation costs:
General and administrative	1,054	325	2,694	744
	1,054	325	2,694	744
Acquisition expenses:
General and administrative	—	—	—	4
	—	—	—	4
Symform expenses, net:
Gross margin	—	30	—	50
Research and development	—	131	—	241
Sales and marketing	—	104	—	195
	$—	$265	$—	$486

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net income (loss)	$(22,281)	$3,855
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,945	6,364
Amortization of intangible assets	233	3,537
Amortization and write-off of debt issuance costs	894	1,246
Service parts lower of cost or market adjustment	4,640	2,690
Gain on sale of assets	—	(462)
Deferred income taxes	(1)	(11)
Share-based compensation	7,339	8,655
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	22,890	(9,023)
Manufacturing inventories	13,503	(6,145)
Service parts inventories	(547)	(686)
Accounts payable	(12,708)	9,325
Accrued warranty	(797)	(1,328)
Deferred revenue	(14,833)	(8,928)
Accrued restructuring charges	(2,258)	(2,197)
Accrued compensation	(10,711)	6,774
Other assets and liabilities	(6,222)	(2,549)
Net cash provided by (used in) operating activities	(15,914)	11,117
Cash flows from investing activities:
Purchases of property and equipment	(2,800)	(2,882)
Proceeds from sale of assets	—	462
Change in restricted cash	(142)	(139)
Purchases of other investments	—	(22)
Return of principal from other investments	—	104
Payment for business acquisition, net of cash acquired	—	(517)
Net cash used in investing activities	(2,942)	(2,994)
Cash flows from financing activities:
Borrowings of long-term debt, net	68,920	—
Repayments of convertible subordinated debt	(83,735)	—
Payment of taxes due upon vesting of restricted stock	(3,112)	(2,212)
Proceeds from issuance of common stock	1,772	2,060
Net cash used in financing activities	(16,155)	(152)
Effect of exchange rate changes on cash and cash equivalents	(18)	(113)
Net increase (decrease) in cash and cash equivalents	(35,029)	7,858
Cash and cash equivalents at beginning of period	67,948	99,125
Cash and cash equivalents at end of period	$32,919	$106,983

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2015
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income (Loss)	Per Share Net Income (Loss), Basic	Per Share Net Income (Loss), Diluted
GAAP	$56,697	44.3%	$1,954	1.5%	$(299)	$ (0.00)	$ (0.00)
Non-GAAP Reconciling Items:
Amortization of intangibles	48		48		48
Share-based compensation	313		2,239		2,239
Restructuring charges	—		1,895		1,895
Crossroads patent litigation costs	—		1,054		1,054
Loss on debt extinguishment	—		—		394
Non-GAAP	$57,058	44.6%	$7,190	5.6%	$5,331	$0.02	$0.02

Computation of basic and diluted net income (loss) per share:						GAAP	Non-GAAP
Net income (loss)						$(299)	$5,331

Weighted average shares:
Basic and diluted						264,003	264,003
Dilutive shares from stock plans						—	305
Diluted						264,003	264,308

	Nine Months Ended December 31, 2015
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$149,979	42.1%	$(15,872)	(4.5)%	$(22,281)	$(0.09)	$(0.09)
Non-GAAP Reconciling Items:
Amortization of intangibles	233		233		233
Share-based compensation	1,006		7,339		7,339
Restructuring charges	—		2,540		2,540
Crossroads patent litigation costs	—		2,694		2,694
Loss on debt extinguishment	—		—		394
Non-GAAP	$151,218	42.5%	$(3,066)	(0.9)%	$(9,081)	$(0.03)	$(0.03)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(22,281)	$(9,081)

Weighted average shares:
Basic and diluted						261,849	261,849

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2014
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$65,067	45.8%	$9,602	6.8%	$6,931	$0.03	$0.03
Non-GAAP Reconciling Items:
Amortization of intangibles	160		160		160
Share-based compensation	362		2,918		2,918
Restructuring charges	—		187		187
Proxy contest and related costs	—		125		125
Crossroads patent litigation costs	—		325		325
Symform expenses, net	30		265		265
Non-GAAP	$65,619	46.2%	$13,582	9.6%	$10,911	$0.04	$0.04

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$6,931	$10,911
Interest of dilutive convertible notes						902	902
Income for purposes of computing income per diluted share						$7,833	$11,813

Weighted average shares:
Basic						255,860	255,860
Dilutive shares from stock plans						4,493	4,493
Dilutive shares from convertible notes						42,502	42,502
Diluted						302,855	302,855

	Nine Months Ended December 31, 2014
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$182,522	45.0%	$11,940	2.9%	$3,855	$0.02	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	753		3,537		3,537
Share-based compensation	1,109		8,655		8,655
Restructuring charges	—		1,676		1,676
Outsourcing transition costs	126		126		126
Proxy contest and related costs	—		972		972
Crossroads patent litigation costs	—		744		744
Acquisition expenses	—		4		4
Symform expenses, net	50		486		486
Non-GAAP	$184,560	45.5%	$28,140	6.9%	$20,055	$0.08	$0.08

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$3,855	$20,055
Interest of dilutive convertible notes						—	2,707
Income for purposes of computing income per diluted share						$3,855	$22,762

Weighted average shares:
Basic						253,773	253,773
Dilutive shares from stock plans						4,034	4,034
Dilutive shares from convertible notes						—	42,502
Diluted						257,807	300,309

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
SELECTED RESULTS EXCLUDING SCALE-OUT STORAGE REVENUE MEGA DEALS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2015			December 31, 2014			Change	% Change
	As Reported	Mega Deals (1)	Excluding Mega Deals	As Reported	Mega Deals (1)	Excluding Mega Deals

Scale-out storage solutions:
Product revenue	$29,805	$—	$29,805	$22,819	$(3,098)	$19,721	$10,084	51%
Product and service revenue(2)	$35,704	$—	$35,704	$27,162	$(3,098)	$24,064	$11,640	48%

	Nine Months Ended
	December 31, 2015			December 31, 2014			Change	% Change
	As Reported	Mega Deals (1)	Excluding Mega Deals	As Reported	Mega Deals (1)	Excluding Mega Deals

Scale-out storage solutions:
Product revenue	$76,548	$(1,452)	$75,096	$59,077	$(9,232)	$49,845	$25,251	51%
Product and service revenue(2)	$93,367	$(1,452)	$91,915	$70,716	$(9,232)	$61,484	$30,431	49%

(1) Mega deals are defined as deals over $1.0 million. Management considers revenue excluding mega deals in its evaluation of the business for decision making.

(2) Management considers product and service revenue in its evaluation of the business for decision making and to compare against competitors. Total product and service revenue less total product revenue equals service revenue in our GAAP results.

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QUANTUM CORPORATION
FORECAST FOURTH QUARTER FISCAL 2016
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Percentage Range
Forecast gross margin rate on a GAAP basis	42.7%	—	43.8%
Forecast share-based compensation	0.2%	—	0.3%
Forecast gross margin rate on a non-GAAP basis	43.0%	—	44.0%

	Dollar Range
Forecast operating expense on a GAAP basis	$50.0	—	$51.0
Forecast share-based compensation	(2.0)
Forecast operating expense on a non-GAAP basis	$48.0	—	$49.0

	Dollars per Share
Forecast diluted earnings per share on a GAAP basis	$(0.01)	—	$0.00
Forecast share-based compensation	0.01
Forecast diluted earnings per share on a non-GAAP basis	$0.00	—	$0.01

Estimates based on current (January 28, 2016) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 12, 2015. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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